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                                                                   EXHIBIT 10.20

                                  DEED OF TRUST

STATE OF TEXAS                    )
                                  )  KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF YOUNG                   )

DATE:               March 19, 1999

GRANTOR:            Basic Technologies, Inc.

GRANTOR'S MAILING ADDRESS:

                    Basic Technologies, Inc.
                    1026 West Main Street, Suite 208
                    Lewisville, Dallas County, Texas 75067

TRUSTEE:            W. W. Price, Jr.

TRUSTEE'S MAILING ADDRESS:

                    117 North Avenue C
                    Olney, Young County, Texas 76374

BENEFICIARY:           Wanda Ickert

BENEFICIARY'S MAILING ADDRESS:

                    1334 Highland
                    Olney, Young County, Texas 76374

NOTE:
            DATE:              March 19, 1999
            AMOUNT:            $11,500.00
            MAKER:             Basic Technologies, Inc.
            PAYEE:             Wanda Ickert
            FINAL MATURITY DATE: April 1,2004
            TERMS OF PAYMENT:

            Principal and interest shall be due and payable in monthly installments of Two Hundred Forty-Five and 21/100 Dollars ($245.21) (or more) each, payable on the 1st day of each and every calendar month, beginning May 1, 1999, and continuing regularly and monthly thereafter until April 1, 2004, when the entire balance of principal and accrued interest shall be due and payable, interest being calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

PROPERTY (INCLUDING ANY IMPROVEMENTS):

            A tract of land containing 5.00 acres being within the Texas Emmigration and Land Company Survey No.178, Abstract No.425, in Young County, Texas, and being more particularly described as follows:

            BEGINNING at the intersection of the East line of the West one-half of Texas Emmigration and Land Company Survey No.178, Abstract No.425, and the center line of State Highway No.79, from which a pipe post fence corner set in concrete at the Northeast corner of said West one-half bears North 00 degrees 41 minutes 30 seconds East 1246.77 feet;

            THENCE with the center of said highway South 64 degrees 07 minutes 30 seconds West for a distance of 740.82 feet;

            THENCE North 00 degrees 41 minutes 30 seconds East at 55.90 feet pass a 1/2" iron rod set in the North right-of-way line of State Highway No.79, continuing for a total distance of 328.70 feet to a 1/2" iron rod set for corner;

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            THENCE North 64 degrees 07 minutes 30 seconds East for a distance of
            740.82 feet to a 1/2" iron rod set for corner in the East line of the West one- half of Texas Emmigration and Land Company Survey No.178, Abstract No. 425;

            THENCE with said East line South 00 degrees 41 minutes 30 seconds West at 272.80 feet pass a 1/2" iron rod set in the North right-of-way line of State Highway No.79, continuing for a total distance of 328.70 feet to the point of beginning.

PRIOR LIEN(S) (INCLUDING RECORDING INFORMATION):

            Vendor's lien retained in that certain warranty deed of even date herewith executed by Wanda Ickert to Basic Technologies, Inc., covering the above described property and securing payment of the above described note.

OTHER EXCEPTIONS TO CONVEYANCE AND WARRANTY:

            This conveyance is made subject to outstanding oil, gas and mineral interests and existing easements and rights-of-way, if any, as shown of record in Young County, Texas, affecting the above described property but only to the extent that such are in full force and effect.

            For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend title to the property. If Grantor performs all the covenants and pays the note according to its terms, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor's request.

GRANTOR' S OBLIGATIONS

            Grantor agrees to:

            1. keep the property in good repair and condition;

            2. pay all taxes and assessments on the property when due;

            3. preserve the lien's priority as it is established in this deed of trust;

            4. to build a fence around the perimeter of the property sufficient to turn livestock, at Grantor's expense, by January 1, 2000.

BENEFICIARY'S RIGHTS

            1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee.

            2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.

            3. If Grantor fails to perform any of Grantor's obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney's fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this deed of trust.

            4. If Grantor defaults on the note or fails to perform any of Grantor's obligations or if default occurs on a prior lien note or other instrument, Beneficiary may:

                a. declare the unpaid principal balance and earned interest on the note immediately due;

                b. request Trustee to foreclose this lien, in which case
            Beneficiary or Beneficiary's agent shall give notice of foreclosure sale as provided by the Texas Property Code as then amended; and

                c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

            5. If Grantor transfers any part of the property without Beneficiary's prior written consent, Beneficiary may declare the debt secured by this deed of trust immediately payable. In that event Beneficiary will notify Grantor that the debt is payable; if it is not paid within thirty (30) days after notice to Grantor, Beneficiary may without further notice or demand to Grantor invoke any remedies provided in this instrument for default.

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TRUSTEE'S DUTIES

            If requested by Beneficiary to foreclose the lien, Trustee shall:

            1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code as then amended;

            2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and

            3. from the proceeds of the sale, pay, in this order:

                a. expenses of foreclosure, including a commission to the
            Trustee of 5% of the bid;

                b. to Beneficiary, the full amount of principal, interest, attorney's fees, and other charges due and unpaid;

                c. any amounts required by law to be paid before payment to
            Grantor; and

                d. to Grantor, any balance.

GENERAL PROVISIONS

            1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

            2. Recitals in any Trustee's deed conveying the property will be presumed to be true.

            3. Proceeding under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

            4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.

            5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

            6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney's fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

            7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are not assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as, Beneficiary's licensee, collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the note and performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor's license to collect and then as Grantor's agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary's rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary's rights and remedies and then to Grantor's obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary's other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary's filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

            8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

            9. When the context requires, singular nouns and pronouns include the plural.

            10. The term "note" includes all sums secured by this deed of trust.

            11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

            12. If Grantor and Maker are not the same person, the term "Grantor" shall include Maker.

            13. Grantor represents that this deed of trust and the note are given for the following purposes:

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           The indebtedness, the payment of which is hereby secured, is in partial payment of the purchase price of the real property herein described, and is also secured by a vendor's lien thereon retained in deed of even date herewith to the undersigned, and this Deed of Trust is given as additional security for the payment of said indebtedness.


                                          BASIC TECHNOLOGIES, INC.

                                          By: /s/ BRYAN WALKER
                                              ------------------------------
                                              Bryan Walker, President


STATE OF TEXAS

COUNTY OF DALLAS

           This instrument was acknowledged before me on this ________ day of July, 1999, by BRYAN WALKER, President of BASIC TECHNOLOGIES, INC., a Texas corporation, on behalf of said corporation.

                                          /s/
                                          ----------------------------------
                                          Notary Public, State of Texas